UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2024

Great Elm Capital Corp.

(Exact name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	814-01211 (Commission File Number)	81-2621577 (IRS Employer Identification No.)

800 South Street, Suite 230, Waltham, MA (Address of Principal Executive Offices)		02453 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	GECC	Nasdaq Global Market
6.75% Notes due 2025	GECCM	Nasdaq Global Market
5.875% Notes due 2026	GECCO	Nasdaq Global Market
8.75% Notes due 2028	GECCZ	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 17, 2024, Great Elm Capital Corp. (the “Company”) and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), as trustee (the “Trustee”), entered into a sixth supplemental indenture (the “Sixth Supplemental Indenture”) to the indenture, dated September 18, 2017, between the Company and the Trustee (as supplemented by the Sixth Supplemental Indenture, the “Indenture”). The Sixth Supplemental Indenture relates to the Company’s issuance of $30.0 million aggregate principal amount of 8.50% notes due 2029 (the “Notes”) on the date hereof, plus up to an additional $4.5 million aggregate principal amount of Notes that may be issued in the future pursuant to the underwriters’ exercise of an over-allotment option (the “Offering”). The underwriters’ over-allotment option expires at 11:59 p.m. on May 9, 2024.

The Notes will mature on April 30, 2029 and may be redeemed in whole or in part at the Company’s option at any time or from time to time on or after April 30, 2026 at a redemption price equal to 100% of the outstanding principal amount of the Notes to be redeemed, plus accrued and unpaid interest otherwise payable for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption. The Notes bear interest at a rate of 8.50% per year payable quarterly on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 2024. The Notes are direct unsecured obligations of the Company.

The terms of the Notes are governed by the Indenture. The Indenture contains certain covenants, including covenants requiring the Company to comply with Sections 18(a)(1)(A) and (B) as modified by Sections 61(a)(1) and (2) of the Investment Company Act of 1940, as amended, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. The Indenture also provides that the Company may not consolidate with or merge with or into any other entity or convey or transfer all or substantially all of its properties and assets to any person, unless certain specified conditions set forth in Section 801 of the Indenture are satisfied. These and other covenants are subject to certain limitations and exceptions that are described in the Indenture.

The Company received net proceeds from the Offering, after payment of underwriting discounts and commissions and estimated offering expenses payable by the Company, of approximately $28.6 million (or approximately $32.9 million if the underwriters exercise their over-allotment option in full). The Company intends to use the net proceeds from the offering for general corporate purposes and may also elect to (i) redeem or repurchase a portion of its outstanding $45.6 million aggregate principal amount of 6.75% unsecured notes due 2025, (ii) redeem or repurchase a portion of its outstanding $57.5 million aggregate principal amount of 5.875% unsecured notes due 2026, (iii) redeem or repurchase a portion of its outstanding $40.0 million aggregate principal amount of 8.75% unsecured notes due 2028 or (iv) repay all or a portion of any borrowings that may be outstanding under the Loan, Guarantee and Security Agreement, as amended, with City National Bank.

The Notes were offered and sold pursuant to a registration statement on Form N-2 (File No. 333-277557), as amended, a related registration statement on Form N-2 (File No. 333-278579) filed pursuant to Rule 462(b) of the Securities Act of 1933 and the related prospectus filed with the Securities and Exchange Commission. The Offering closed on April 17, 2024.

The foregoing descriptions of the terms of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to their full text. The Sixth Supplemental Indenture and the Notes are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Sixth Supplemental Indenture, dated as of April 17, 2024, between Great Elm Capital Corp. and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), as Trustee.
4.2	Global Note (8.50% Note Due 2029).
104	The cover page of this Current Report on Form 8-K, formatted as inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM CAPITAL CORP.

Date: April 17, 2024	By:	/s/ Keri A. Davis
	Name:	Keri A. Davis
	Title:	Chief Financial Officer